UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2025

MSP Recovery, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39445 (Commission File Number)	84-4117825 (I.R.S. Employer Identification No.)

3150 SW 38th Avenue Suite 1100 Miami, Florida		33146
(Address of principal executive offices)		(Zip Code)

(305) 614-2222

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common stock, $0.0001 par value per share	MSPR	Nasdaq Capital Market

Redeemable warrants, each lot of 625 warrants exercisable for one share of Class A common stock at an exercise price of $7,187.50 per share	MSPRW	Nasdaq Capital Market

Redeemable warrants, each lot of 625 warrants exercisable for one share of Class A common stock at an exercise price of $0.0625 per share	MSPRZ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 5, 2025, the Company and Yorkville reached an agreement to reduce the Floor Price under the Yorkville SEPA from $3.75 to $1.00.

Item 1.02. Termination of Material Agreement.

Restructuring Term Sheet

On April 10, 2025, the MSP Recovery, Inc. (the “Company”) disclosed via Current Report on Form 8-K that on April 4, 2025, Virage Recovery Master, LP (“Virage”); Virage Capital Management, LP; Hazel Partners Holdings, LLC (“HPH”); Hazel Holdings I, LLC (and together with HPH, “Hazel”); La Ley con John H. Ruiz P.A. d/b/a MSP Recovery Law Firm; MSP Recovery, LLC; MSP Law Firm PLLC; MSP Recovery, Inc. (the “Company”), John H. Ruiz, and Frank C. Quesada (collectively, the “Parties”) entered into a term sheet (the “Term Sheet”) agreeing to certain terms and transactions that are designed to, among other things, reduce costs of the Company through a servicer, deleverage the Company by converting certain debt of certain creditors into equity, and provide limited access to working capital.

On May 30, 2025, Hazel delivered written notice terminating the Term Sheet, asserting that the parties had failed to execute definitive agreements and satisfy the related conditions precedent by the April 30, 2025 deadline. In its termination notice, Hazel committed to making one additional funding advance, which was funded in the amount of $0.8 million on June 2, 2025.

Additionally, on June 4, 2025, Virage delivered notice that it was terminating the Term Sheet and would no longer consider itself bound by its provisions, citing Hazel’s termination as the basis for its decision.

Item 8.01. Other Events.

Both Hazel and Virage have indicated that they remain willing to negotiate in good faith toward a mutually acceptable arrangement for raising additional working-capital funding for the Company, to ensure the ongoing servicing of claims in furtherance of their respective interests.

Forward Looking Statements

Certain statements made herein are not historical facts but may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended, and the “safe harbor” provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “agree,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” or the negatives of these terms or variations of them or similar terminology or expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding future events, the proposed restructuring transaction, including the likelihood and ability of the parties to successfully consummate the restructuring, and other statements that are not historical facts.

Item 9.01. Financial Statements and Exhibits.

(d)
Exhibits

Exhibit Number	Description
10.1	Yorkville SEPA (incorporated by reference to Exhibit 10.10 to the Form 10-Q filed on November 14, 2023)
10.2	Letter Agreement dated June 5, 2025
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSP RECOVERY, INC.
Dated: June 5, 2025

	By:	/s/ Alexandra Plasencia
	Name:	Alexandra Plasencia
	Title:	General Counsel